EXHIBIT 10.8

                              WEINER'S STORES, INC.

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


                  Amendment No. 1 made as of this 7th day of April, 1995 ("this Amendment") to the Employment Agreement made as of the 24th day of February, 1995 (the "Agreement") between Weiner's Stores, Inc., a Texas corporation (the "Company"), and Raymond J. Miller (the "Executive").

                                    RECITALS:

                  The Company and the Executive are parties to the Employment Agreement.

                  The Company and the Executive desire to amend the Agreement as set forth below.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

         Section 1.        Amendments.

                  (a) Section 2 of the Agreement is amended by substituting "$200,000" for "$43,750" in the last line thereof.

                  (b) Section 3.1 of the Agreement is amended and restated in its entirety to read as follows:

                           "3.1 Base Salary. In consideration of the services
                  and duties to be rendered and performed by the Executive, the Company will pay the Executive a fixed salary (the "Base Salary"), payable in accordance with the policies of the Company of general application to executive personnel. As of the date hereof, those policies provide for payment of salaries to executive personnel in arrears in equal weekly installments at the end of each week. The amount of the Base Salary shall, unless otherwise increased by act of the Board of Directors, be $200,000."

                  (c) Section 3.2(a) of the Agreement is amended by adding thereto the following as the third sentence thereof:

                  "The Company agrees that it will pay or caused to be paid, or waive or reimburse the Executive for, any costs or contributions otherwise payable by the Executive as a condition to participation in the Company's medical plan or hospitalization plan, other such than deductible, co-payment or similar amounts as may be provided in any such plan."

                  (d) Section 4.1 of the Agreement is amended and restated in its entirety to read as follows:

                           "4.1 Right of Termination for Cause. This Agreement
                  may, on thirty (30) days' advance notice given by the Company, be terminated as of the end of such thirty (30) day period (the "Termination Date") at any time by the Company for cause."


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                  (e) Section 4.2 of the Agreement is amended and restated in its entirety to read as follows:

                           "4.2 Effect of Termination for Cause. If this
                  Agreement is terminated pursuant to Section 4.1 herein, then the Executive's compensation for which provision is made in
                  Section 3 herein shall be continued until the Termination Date and, except for the provisions of Sections 4, 5, 10 and 11 (the "Surviving Sections") which shall remain in full force and effect, this Agreement shall terminate as of the Termination Date.

                           If the Termination Date shall not coincide with the
                  end of a calendar month, the Executive's compensation for that calendar month shall be prorated to the Termination Date."

                  (f) Section 4.4(a) of the Agreement is amended and restated in its entirety to read as follows:

                           "(a) if the Executive's employment is terminated by
                  the Company prior to the expiration of the Initial Term other than pursuant to Section 4.1, the Company shall pay the Executive the sum of $200,000 as liquidated damages, which shall constitute the Executive's sole and exclusive remedy in connection with any such termination, all other remedies being expressly waived."

                  (g) Section 4.4(b) of the Agreement is amended and by deleting therefrom "other than pursuant to Section 4.1" after "Initial Term" in the second line thereof.

         Section 2.        General.

                  (a) The Company and the Executive represent and warrant each to the other that the execution, delivery and performance of this Agreement by such party have been authorized by any and all requisite action by or on behalf of such party and will not violate or cause a default under any contract, agreement or other instrument to which such party is a party or by which such party is bound.

                  (b) All references to "this Agreement" in the Agreement shall be deemed references to the Agreement, as amended by this Amendment.

                                     Exhibit 10.8 - Page 2


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the day and year first above written.


WEINER'S STORES, INC.                     WEINER'S STORES, INC.


By:      /s/ Leon Weiner                    By:      /s/ Andy I. Weiner
         -------------------------                   ---------------------------
         Leon Weiner                                 Andy I. Weiner
         Chairman of the Board              Title:   V.P. Operations
         Executive Vice President


By:      /s/ Sol B. Weiner                  /s/ Raymond J. Miller
         ---------------------------        ------------------------------------
         Sol B. Weiner                      RAYMOND J. MILLER
         President


         /s/ Richard B. Stark               With my approval
         ----------------------------       /s/ Michael Klaiman
         Richard B. Stark                   ------------------------------------
         V.P. Merchandising                 V.P. Merchandise


                                     Exhibit 10.8 - Page 3